Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Third Quarter 2024 Financial Results and Increases 2024 Earnings Guidance
THIRD QUARTER 2024 HIGHLIGHTS
•Revenues before reimbursable expenses(1) increased $11.9 million, or 3.3%, to $370.0 million in Q3 2024 from $358.2 million in Q3 2023.
•Net income increased $5.6 million, or 26.2%, to $27.1 million in Q3 2024, compared to $21.5 million in Q3 2023.
•Adjusted EBITDA(9), a non-GAAP measure, increased $6.9 million, or 14.3%, to $54.9 million in Q3 2024 from $48.0 million in Q3 2023.
•Diluted earnings per share increased $0.37, or 33.6%, to $1.47 in Q3 2024, compared to $1.10 in Q3 2023.
•Adjusted diluted earnings per share(9), a non-GAAP measure, increased $0.29, or 20.9%, to $1.68 in Q3 2024 from $1.39 in Q3 2023.
•Net cash provided by operating activities was $85.2 million in Q3 2024, compared to $68.8 million in Q3 2023.
YEAR-TO-DATE 2024 HIGHLIGHTS
•Revenues before reimbursable expenses(1) increased $74.8 million, or 7.3%, to $1.10 billion for the first nine months of 2024 from $1.02 billion for the same prior year period.
•Net income increased $23.0 million, or 38.5%, to $82.6 million for the first nine months of 2024, compared to $59.6 million for the same prior year period. Results for the first nine months of 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff.
•Adjusted EBITDA(9), a non-GAAP measure, increased $18.4 million, or 14.6%, to $144.4 million for the first nine months of 2024 from $126.0 million for the same prior year period.
•Diluted earnings per share increased $1.38, or 45.2%, to $4.43 for the first nine months of 2024, compared to $3.05 for the same prior year period. Results for the first nine months of 2024 include the litigation settlement gain related to a completed legal matter in which Huron was the plaintiff, which had a favorable $0.59 impact on diluted earnings per share for the period.
•Adjusted diluted earnings per share(9), a non-GAAP measure, increased $0.93, or 25.5%, to $4.57 for the first nine months of 2024 from $3.64 for the same prior year period.
(1) In the third quarter of 2024, the Company revised the line item descriptions of revenues to rename revenues as revenues before reimbursable expenses and to rename total revenues and reimbursable expenses as total revenues. The change in line item description had no impact on the line item totals for any period.

•Huron returned $104.0 million to shareholders by repurchasing 1.1 million shares of the company's common stock in the first nine months of 2024, representing 5.8% of the company's common stock outstanding as of December 31, 2023.
•Huron narrowed the range of expected revenues before reimbursable expenses to $1.47 billion to $1.49 billion while maintaining its previous midpoint of guidance; and increased its adjusted diluted earnings per share(9) expectations to a range of $6.00 to $6.20.
CHICAGO - Oct 29, 2024 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the quarter ended September 30, 2024.
“Revenue growth in the third quarter of 2024 was 3%, which was achieved in light of the strong growth achieved across all three operating segments in the same period a year ago. Our Healthcare and Education segments have grown over each comparative quarter since the first quarter of 2021, and in the third quarter of 2024, our Commercial segment achieved strong sequential growth over the second quarter of 2024,” said Mark Hussey, chief executive officer and president of Huron. “We continue to execute against our margin enhancement initiatives, which produced strong third quarter and year-to-date margin percentage and earnings per share expansion.”
“Strong sales conversion across all three operating segments in the third quarter positions us well to deliver on our annual revenue and earnings guidance while laying the foundation for continued solid growth in 2025,” added Hussey.
THIRD QUARTER 2024 RESULTS
Revenues before reimbursable expenses increased $11.9 million, or 3.3%, to $370.0 million for the third quarter of 2024, compared to $358.2 million for the third quarter of 2023. The increase in revenues before reimbursable expenses was driven by an increase in demand for Education's Consulting and Managed Services and Digital capabilities, as well as continued strength in demand for Healthcare's Digital capability, reflecting the company's focus on accelerating growth in the healthcare and education industries. These increases in demand were partially offset by a decrease in demand for Commercial's Consulting and Managed Services capability.
Net income increased $5.6 million, or 26.2%, to $27.1 million, or 7.2% of total revenues, for the third quarter of 2024, compared to $21.5 million, or 5.9% of total revenues, for the same quarter last year. Diluted earnings per share increased $0.37, or 33.6%, to $1.47 for the third quarter of 2024, compared to $1.10 for the third quarter of 2023.
Third quarter 2024 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(9) increased $8.3 million, or 19.4%, to $50.9 million, compared to $42.6 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended September 30,
	2024	2023
Amortization of intangible assets	$1,600	$1,997
Restructuring charges	$3,137	$5,402
Other gains, net	$(173)	$(14)
Transaction-related expenses	$716	$302
Tax effect of adjustments	$(1,372)	$(2,037)
Foreign currency transaction losses (gains), net	$267	$(332)
Adjusted EBITDA(9) increased $6.9 million, or 14.3%, to $54.9 million, or 14.8% of revenues before reimbursable expenses(9), in the third quarter of 2024, compared to $48.0 million, or 13.4% of revenues before reimbursable expenses(9), in the same quarter last year. Adjusted net income(9) increased $3.9 million, or 14.3%, to $31.1 million, or $1.68 per diluted share, for the third quarter of 2024, compared to $27.2 million, or $1.39 per diluted share, for the same quarter in 2023.
The number of revenue-generating professionals(2) increased 10.4% to 5,896 as of September 30, 2024 from 5,341 as of September 30, 2023. The utilization rate(8) of the company's Consulting capability was 73.6% during the third quarter of 2024, compared to 77.3% during the same period last year. The utilization rate(8) for the company's Digital capability increased to 77.2% during the third quarter of 2024, compared to 75.4% during the same period last year.
YEAR-TO-DATE 2024 RESULTS
Revenues before reimbursable expenses increased $74.8 million, or 7.3%, to $1.10 billion for the first nine months of 2024, compared to $1.02 billion for the first nine months of 2023. The increase in revenues before reimbursable expenses was driven by continued strength in demand for both our Consulting and Managed Services capability and Digital capability within Healthcare and Education, reflecting the company's focus on accelerating growth in the healthcare and education industries. These increases were partially offset by a decrease in demand for Commercial's Digital and Consulting and Managed Services capabilities.
Net income increased $23.0 million, or 38.5%, to $82.6 million, or 7.4% of total revenues, for the first nine months of 2024, compared to $59.6 million, or 5.7% of total revenues, for the same prior year period. Results for the first nine months of 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff. Diluted earnings per share increased $1.38, or 45.2%, to $4.43 for the first nine months of 2024, compared to $3.05 for the same prior year period. The litigation settlement gain recognized in the second quarter of 2024 had a favorable $0.59 impact on diluted earnings per share for the nine months ended September 30, 2024.
EBITDA(9) for the first nine months of 2024 increased $29.6 million, or 25.5%, to $146.1 million, compared to $116.5 million in the same prior year period. Results for the first nine months of 2024 include a pre-tax $15.0 million litigation settlement gain related to the completed legal matter in which Huron was the plaintiff.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2024	2023
Amortization of intangible assets	$4,917	$6,202
Restructuring charges	$7,530	$9,385
2024 litigation settlement gain (10)	$(11,701)	$—
Other losses (gains), net	$478	$(202)
Transaction-related expenses	$2,316	$302
Tax effect of adjustments	$(920)	$(4,157)
Foreign currency transaction losses (gains), net	$(348)	$36
Adjusted EBITDA(9), which excludes the 2024 litigation settlement gain, increased $18.4 million, or 14.6%, to $144.4 million, or 13.2% of revenues before reimbursable expenses(9), for the first nine months of 2024, compared to $126.0 million, or 12.3% of revenues before reimbursable expenses(9), in the same prior year period. Adjusted net income(9) increased $14.1 million, or 19.8%, to $85.3 million, or $4.57 per diluted share, for the first nine months of 2024, compared to $71.2 million, or $3.64 per diluted share, for the same prior year period.
The number of revenue-generating professionals(2) increased 10.4% to 5,896 as of September 30, 2024 from 5,341 as of September 30, 2023. The utilization rate(8) of the company's Consulting capability was 72.5% for the first nine months of 2024, compared to 76.5% during the same period last year. The utilization rate(8) for the company's Digital capability increased to 75.4% for the first nine months of 2024, compared to 73.7% during the same period last year.
Additionally, Huron returned $104.0 million to shareholders in the first nine months of 2024 by repurchasing 1,067,545 shares of the company's common stock, representing 5.8% of the company's common stock outstanding as of December 31, 2023.

OPERATING INDUSTRIES
The company’s year-to-date 2024 revenues before reimbursable expenses by operating segment as a percentage of total company revenues before reimbursable expenses are as follows: Healthcare (50%); Education (32%); and Commercial (18%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2024.
OUTLOOK FOR 2024
Based on currently available information, the company is narrowing guidance for full year 2024 revenues before reimbursable expenses to a range of $1.47 billion to $1.49 billion while maintaining its previous midpoint of guidance. The company also anticipates adjusted EBITDA as a percentage of revenues before reimbursable expenses(9) in a range of 13.0% to 13.5%, and is increasing adjusted diluted earnings per share(9) guidance to a range of $6.00 to $6.20.
THIRD QUARTER 2024 WEBCAST
The company will host a webcast to discuss its financial results today, October 29, 2024, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(9)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2023 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Revenues before reimbursable expenses	$370,049	$358,178	$1,097,664	$1,022,832
Reimbursable expenses	8,040	9,288	24,827	25,918
Total revenues	378,089	367,466	1,122,491	1,048,750
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	247,849	244,774	749,757	708,355
Reimbursable expenses	8,135	9,497	25,146	26,242
Selling, general and administrative expenses	70,375	64,361	214,485	190,857
Other gains, net	(173)	(14)	(14,522)	(202)
Restructuring charges	3,137	5,402	7,530	9,385
Depreciation and amortization	6,321	6,104	18,326	18,621
Total operating expenses	335,644	330,124	1,000,722	953,258
Operating income	42,445	37,342	121,769	95,492
Other income (expense), net:
Interest expense, net of interest income	(6,800)	(5,047)	(19,894)	(15,146)
Other income (expense), net	1,936	(1,000)	5,361	1,781
Total other expense, net	(4,864)	(6,047)	(14,533)	(13,365)
Income before taxes	37,581	31,295	107,236	82,127
Income tax expense	10,432	9,779	24,599	22,480
Net income	$27,149	$21,516	$82,637	$59,647
Earnings per share:
Net income per basic share	$1.53	$1.15	$4.61	$3.15
Net income per diluted share	$1.47	$1.10	$4.43	$3.05
Weighted average shares used in calculating earnings per share:
Basic	17,754	18,770	17,945	18,941
Diluted	18,471	19,475	18,672	19,578
Comprehensive income (loss):
Net income	$27,149	$21,516	$82,637	$59,647
Foreign currency translation adjustments, net of tax	900	(662)	(103)	(283)
Unrealized gain (loss) on investment, net of tax	(443)	(1,350)	(8,208)	3,076
Unrealized loss on cash flow hedging instruments, net of tax	(4,716)	(368)	(4,770)	(234)
Other comprehensive income (loss)	(4,259)	(2,380)	(13,081)	2,559
Comprehensive income	$22,890	$19,136	$69,556	$62,206

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$18,497	$12,149
Receivables from clients, net	204,894	162,566
Unbilled services, net	177,437	190,869
Income tax receivable	9,192	6,385
Prepaid expenses and other current assets	27,789	28,491
Total current assets	437,809	400,460
Property and equipment, net	21,682	23,728
Deferred income taxes, net	2,408	2,288
Long-term investments	64,319	75,414
Operating lease right-of-use assets	21,026	24,131
Other non-current assets	111,448	92,336
Intangible assets, net	22,547	18,074
Goodwill	647,541	625,711
Total assets	$1,328,780	$1,262,142
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,151	$10,074
Accrued expenses and other current liabilities	26,490	33,087
Accrued payroll and related benefits	183,182	225,921
Current maturities of long-term debt	13,750	—
Current maturities of operating lease liabilities	11,990	11,032
Deferred revenues	27,703	22,461
Total current liabilities	271,266	302,575
Non-current liabilities:
Deferred compensation and other liabilities	44,322	35,665
Long-term debt, net of current portion	428,204	324,000
Operating lease liabilities, net of current portion	33,442	38,850
Deferred income taxes, net	28,774	28,160
Total non-current liabilities	534,742	426,675
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 20,793,202 and 21,316,441 shares issued, respectively	207	212
Treasury stock, at cost, 3,062,689 and 2,852,296 shares, respectively	(159,717)	(142,136)
Additional paid-in capital	174,872	236,962
Retained earnings	497,664	415,027
Accumulated other comprehensive income	9,746	22,827
Total stockholders’ equity	522,772	532,892
Total liabilities and stockholders’ equity	$1,328,780	$1,262,142

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$82,637	$59,647
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	18,326	18,653
Non-cash lease expense	4,486	4,840
Lease-related impairment charges	3,513	5,584
Share-based compensation	33,963	35,398
Amortization of debt discount and issuance costs	793	577
Allowances for doubtful accounts	3,062	53
Deferred income taxes	5,037	890
Gain on sale of property and equipment	(101)	(61)
Change in fair value of contingent consideration liabilities	(589)	(251)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(44,739)	(18,508)
(Increase) decrease in unbilled services, net	13,770	(51,092)
(Increase) decrease in current income tax receivable / payable, net	(3,114)	(4,365)
(Increase) decrease in other assets	(8,412)	(6,243)
Increase (decrease) in accounts payable and other liabilities	(6,994)	(5,361)
Increase (decrease) in accrued payroll and related benefits	(41,385)	10,805
Increase (decrease) in deferred revenues	1,451	4,328
Net cash provided by operating activities	61,704	54,894
Cash flows from investing activities:
Purchases of property and equipment	(6,028)	(5,147)
Investments in life insurance policies	(2,166)	(2,601)
Distributions from life insurance policies	—	2,956
Purchases of businesses	(20,769)	(1,613)
Capitalization of internally developed software costs	(19,341)	(19,610)
Proceeds from note receivable	154	154
Proceeds from sale of property and equipment	102	62
Net cash used in investing activities	(48,048)	(25,799)
Cash flows from financing activities:
Proceeds from exercises of stock options	1,634	987
Shares redeemed for employee tax withholdings	(21,458)	(10,050)
Share repurchases	(104,553)	(88,897)
Proceeds from bank borrowings	682,500	292,000
Repayments of bank borrowings	(563,375)	(224,000)
Payments for debt issuance costs	(1,446)	(58)
Deferred payments on business acquisition	(617)	(1,500)
Net cash used in financing activities	(7,315)	(31,518)
Effect of exchange rate changes on cash	7	(13)
Net increase (decrease) in cash and cash equivalents	6,348	(2,436)
Cash and cash equivalents at beginning of the period	12,149	11,834
Cash and cash equivalents at end of the period	$18,497	$9,398

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2024	2023		2024	2023
Healthcare:
Revenues before reimbursable expenses	$183,136	$179,177	2.2%	$553,976	$501,994	10.4%
Operating income	$49,651	$46,888	5.9%	$147,591	$128,294	15.0%
Segment operating margin	27.1%	26.2%		26.6%	25.6%
Education:
Revenues before reimbursable expenses	$121,048	$111,043	9.0%	$355,384	$325,884	9.1%
Operating income	$29,158	$26,550	9.8%	$81,906	$77,112	6.2%
Segment operating margin	24.1%	23.9%		23.0%	23.7%
Commercial:
Revenues before reimbursable expenses	$65,865	$67,958	(3.1)%	$188,304	$194,954	(3.4)%
Operating income	$16,144	$15,432	4.6%	$39,198	$39,971	(1.9)%
Segment operating margin	24.5%	22.7%		20.8%	20.5%
Total Huron:
Revenues before reimbursable expenses	$370,049	$358,178	3.3%	$1,097,664	$1,022,832	7.3%
Reimbursable expenses	8,040	9,288	(13.4)%	24,827	25,918	(4.2)%
Total revenues	$378,089	$367,466	2.9%	$1,122,491	$1,048,750	7.0%

Items not allocated at the segment level:
Unallocated corporate expenses	46,821	43,100	8.6%	143,386	129,765	10.5%
Other gains, net	(173)	(14)	N/M	(14,522)	(202)	N/M
Restructuring charges	1,921	4,095	(53.1)%	6,201	6,881	(9.9)%
Depreciation and amortization	3,939	4,347	(9.4)%	11,861	13,441	(11.8)%
Operating income	42,445	37,342	13.7%	121,769	95,492	27.5%
Other expense, net	(4,864)	(6,047)	(19.6)%	(14,533)	(13,365)	8.7%
Income before taxes	$37,581	$31,295	20.1%	$107,236	$82,127	30.6%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end) (2)(3):
Healthcare	2,442	1,878	30.0%	2,442	1,878	30.0%
Education	1,250	1,203	3.9%	1,250	1,203	3.9%
Commercial (4)	2,204	2,260	(2.5)%	2,204	2,260	(2.5)%
Total	5,896	5,341	10.4%	5,896	5,341	10.4%
Revenues before reimbursable expenses by capability:
Consulting and Managed Services (5)(6)	$214,517	$214,688	(0.1)%	$634,415	$589,137	7.7%
Digital	155,532	143,490	8.4%	463,249	433,695	6.8%
Total	$370,049	$358,178	3.3%	$1,097,664	$1,022,832	7.3%
Number of revenue-generating professionals by capability (at period end)(2):
Consulting and Managed Services (5)(7)	3,052	2,483	22.9%	3,052	2,483	22.9%
Digital	2,844	2,858	(0.5)%	2,844	2,858	(0.5)%
Total	5,896	5,341	10.4%	5,896	5,341	10.4%
Utilization rate by capability (8):
Consulting	73.6%	77.3%		72.5%	76.5%
Digital	77.2%	75.4%		75.4%	73.7%

(2)    Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare managed services employees who provide revenue cycle billing, collections, insurance verification and change integrity services to clients.
(3)    During the first quarter of 2024, we reclassified certain revenue-generating professionals within our Digital capability from our Healthcare and Education segments to our Commercial segment as these professionals are able to provide services across all of our industries. This reclassification did not impact the total Digital capability headcount for any period. The prior period headcount has been revised for consistent presentation.
(4)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(5)    During the first quarter of 2024, we reclassified one of the offerings within Education's Consulting capability to Education's Managed Services capability. Revenues before reimbursable expenses generated by this offering during the quarters ended March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023 were $2.8 million, $2.2 million, $2.4 million, and $2.7 million, respectively, and during the years ended December 31, 2022 and 2023 were $15.0 million and $10.1 million, respectively. The number of revenue-generating professionals within this offering as of December 31, 2022, March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023 were 54, 24, 24, 24 and 23, respectively.
This reclassification did not impact the aggregate revenues before reimbursable expenses or headcount reported for the Education Consulting and Managed Services capability for any period, and the prior period Education Managed Services capability revenues before reimbursable expenses and headcount in the following footnotes have been revised for consistent presentation.
(6)    Managed Services capability revenues before reimbursable expenses within our Healthcare segment was $19.3 million and $16.7 million for the three months ended September 30, 2024 and 2023, respectively; and $53.5 million and $53.8 million for the nine months ended September 30, 2024 and 2023, respectively.
Managed Services capability revenues before reimbursable expenses within our Education segment was $6.6 million and $7.4 million for the three months ended September 30, 2024 and 2023, respectively; and $20.8 million and $22.0 million for the nine months ended September 30, 2024 and 2023, respectively.
(7)    The number of Managed Services revenue-generating professionals within our Healthcare segment was 1,223 and 757 as of September 30, 2024 and 2023, respectively.
The number of Managed Services revenue-generating professionals within our Education segment was 122 and 129 as of September 30, 2024 and 2023, respectively.
(8)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (9)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues before reimbursable expenses	$370,049	$358,178	$1,097,664	$1,022,832
Reimbursable expenses	8,040	9,288	24,827	25,918
Total revenues	$378,089	$367,466	$1,122,491	$1,048,750
Net income	$27,149	$21,516	$82,637	$59,647
Net income as a percentage of total revenues	7.2%	5.9%	7.4%	5.7%
Add back:
Income tax expense	10,432	9,779	24,599	22,480
Interest expense, net of interest income	6,800	5,047	19,894	15,146
Depreciation and amortization	6,542	6,300	18,967	19,183
Earnings before interest, taxes, depreciation and amortization (EBITDA) (9)	50,923	42,642	146,097	116,456
Add back:
Restructuring charges	3,137	5,402	7,530	9,385
2024 litigation settlement gain (10)	—	—	(11,701)	—
Other losses (gains), net	(173)	(14)	478	(202)
Transaction-related expenses	716	302	2,316	302
Foreign currency transaction losses (gains), net	267	(332)	(348)	36
Adjusted EBITDA (9)	$54,870	$48,000	$144,372	$125,977
Adjusted EBITDA as a percentage of revenues before reimbursable expenses (9)	14.8%	13.4%	13.2%	12.3%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (9)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$27,149	$21,516	$82,637	$59,647
Weighted average shares - diluted	18,471	19,475	18,672	19,578
Diluted earnings per share	$1.47	$1.10	$4.43	$3.05
Add back:
Amortization of intangible assets	1,600	1,997	4,917	6,202
Restructuring charges	3,137	5,402	7,530	9,385
2024 litigation settlement gain (10)	—	—	(11,701)	—
Other losses (gains), net	(173)	(14)	478	(202)
Transaction-related expenses	716	302	2,316	302
Tax effect of adjustments	(1,372)	(2,037)	(920)	(4,157)
Total adjustments, net of tax	3,908	5,650	2,620	11,530
Adjusted net income (9)	$31,057	$27,166	$85,257	$71,177
Adjusted weighted average shares - diluted	18,471	19,475	18,672	19,578
Adjusted diluted earnings per share (9)	$1.68	$1.39	$4.57	$3.64

(9)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(10)    The non-GAAP financial measures for the nine months ended September 30, 2024 include an adjustment for the 2024 litigation settlement gain. In the second quarter of 2024, the company settled a litigation matter in which Huron was the plaintiff for $15.0 million, on a pre-tax basis. This $15.0 million settlement gain was recorded as a component of other gains, net on the consolidated statement of operations. The company has excluded from the non-GAAP measures $11.7 million, which is the value of the settlement gain that exceeds the third-party legal costs incurred during 2024 specific to this litigation matter, as this net gain is not indicative of the ongoing performance of Huron's business. Of the $3.3 million third-party legal costs incurred for this matter in 2024, $2.7 million was incurred in the first quarter and $0.6 million was incurred in the second quarter. Third-party legal expenses are recorded as a component of selling, general and administrative expenses on the statement of operations. Third-party legal costs incurred for this litigation matter during the three and nine months ended September 30, 2023 were $1.2 million and $2.2 million, respectively.